Exhibit 10.18

Contract No. Year 2008 H7n0370

Commercial Financing Contract

Important remainder: This contract is executed by both parties, as equals, according to relevant laws and regulations after voluntary negotiations. All the clauses reflect both parties’ true intentions. To insure the security of the Lender’s lien, the Borrower is willing to provide collateral to the loan. In order to fully protect the Lender’s lawful interests, the Lender hereby reminds the Borrower to read the provisions in bold of the contract carefully, and pay sufficient attention to its content.

Party A: (Lender/Pledgee) Industrial and Commercial Bank of China. (“ICBC”)
Address:
Legal Person: Xiangxue Fang

Party B: (Borrower/Pledgor): Danyang Lihua Electron Co., Ltd
Address:
Legal Person: Jianhua Zhu

As specified in Clause 1.1, Party B hereby applies to Party A for the loan. To insure that the Borrower shall fully perform its obligations under this contract, Party B is willing to provide collateral to Party A. Through equal negotiations, both parties reached the following agreement. They hereby memorialize the contract and agree to abide by its terms.

Clause 1. Use of the Loan Proceeds, Loan Amount and Term

1.1 The loan proceeds shall be used to purchase raw materials. Party B shall not use the loan proceeds for other purposes without written consent from Party A.

1.2 The currency for the loan is RMB, and the amount is 10 MILLION.

1.3 The term of the loan is 6 months, starting from the date the loan is first withdrawn.

1.4 The actual withdrawal date and repayment date shall be determined according to the certificates of borrowing. Certificates of borrowing shall be part of the contract and have the same legal effect as this contract.

Clause 2 Loan Rate and Interest

2.1 If the currency of the loan is RMB, then the Loan Rate shall be set in the following way:

2.1.1 The Loan Rate is the Base Rate plus a Float Rate. The Base Rate is defined as RMB loan rate published for loans of same term and category by China People’s Bank on the withdrawal date of the loan. The Float Rate is 10%.

2.1.2 If the Base Rate is adjusted after Party B’s withdrawal of loan proceeds, then the Loan Rate shall be adjusted in the following way:

Loan Rate shall be adjusted in every period, three month constituting one period. The rate setting date for the first period is the first withdrawal date. The following rate setting date shall be the corresponding date of the first withdrawal date, the following rate shall be set by the Base Rate published for loans with same term and category by China People’s Bank on the corresponding date and the Floating Rate specified in Clause 2.1.1. The interest is calculated separately in different periods. If there is no corresponding withdrawal date in the adjusting month, then the last date of the adjusting month shall be the corresponding date.
The corresponding date of the withdrawal date is the corresponding date after one period, for example, if the withdrawal date is May 9th, then the corresponding date for the second period of a three-month period is August 9th of the same year, the corresponding date for the second period of a six-month period is November 9th of the same year.

2.3 If Party B does not repay the loan after the maturity date, the rate of the overdue portion is set by the same method above.

2.4 If China People’s Bank adjusts its method in setting the rate of loans, then the rate of this Loan shall be adjusted accordingly.

Clause 3. Collateral and Guaranty
3.1 Party B will provide collateral to guarantee its performance of this contract.

3.2 The guaranty will cover the difference between the loan amount under this contract and the deposit Party B has already paid to Party A, the amount is RMB 10 MILLION (hereinafter, the “Principal”).

3.3 The guaranty covers: Principal, interest, penalty interest, compounding interest, damages, keeper’s fee, and all the other costs incurred by Party B to realize its creditor’s rights.

3.4 The parties agree on the following regarding the collateral:

3.4.1 The collateral shall be supervised by China National Foreign Trade Transportation Corporation, Jiangsu subsidiary. The detailed information about the collateral could be found under the “ Collateral Information” (or “List of Collaterals”) Section of the Commodity Financing Collateral Supervision Agreement No. TS-G5-05309.

3.4.2 When Party B pledged the collateral, the value of the collateral is only used to calculate the collateral ratio under this contract. This value shall not be used to estimate the value of the collateral when Party A disposes the collateral. It shall not limit Party A’s rights with regards to the collateral.

3.4.3 While the lien on the collateral continues, Party A has the right to adjust the value of the collateral according to the change of its market value. If the ratio of collateral over the unpaid loan balance is less than 125% (the range is 125%-200%, the lowest is 125%), Party B shall within five business days after receiving a notice from Party A, add more collateral or submit more deposits to restore the collateral ratio back to its original level. Otherwise, Party A shall have the right to dispose the collateral according to this contract and has priority in repayment from such funds. If the ratio of the collateral is over the unpaid loan balance is less than 120% (the range is 120%-180%, the lowest is 120%), Party A shall have the right to dispose the collateral according to this contract and has priority in repayment from such funds.

3.5 Both parties reach the following agreement regarding to the transfer and supervision of the collateral:

3.5.1 The transfer of collateral under this contract shall be governed by the Commodity Financing Collateral Supervision Agreement signed by Party A, Party B, and the Supervisor. Party A and Party B shall send a Collateral Notice (or a Notice of the Minimum Requirements of the Type and Price of Collateral) to the Supervisor and the Supervisor shall issue a custody certificate to Party A and Party B after verifying the accuracy of the information contained therein. The custody related fees and method of payment shall be governed by the Commodity Financing Collateral Supervision Agreement.

3.5.2 The List of the Collateral under this contract shall be issued to Party A by the supervisor. The property title certificate of the collateral, receipts, and other related materials shall be confirmed and sealed by both parties, and then kept by Party A.

3.5.3 If Party B fully performs its obligation after the loan matures or Party B prepays the loan, Party A shall notify the Supervisor to return the collateral to Party B according to the Commodity Financing Collateral Supervision Agreement.

3.6 Both parties reach the following agreement regarding to the safe keeping and withdrawal of the collateral:

3.6.1 If Party A cannot keep the collateral properly and causes the damage or loss thereof, Party B can ask Party A to deposit the collateral with a third party for safe keeping. The related expenses shall be borne by Party B.

3.6.2 If the collateral provided by Party B is damaged or the value of the pledged goods may be diminished significantly so as to potentially jeopardize the rights of Party A, and Party B refuses to provide the sufficient guaranty thereof, Party A can auction or sell the collateral to realize its creditor’s rights under this contract with the proceeds from the auction or sale, or Party A may choose to deposit the collateral with a third party. The related expenses shall be borne by Party B.

3.7 Both parties reach the following agreement regarding the insurance of the collateral:

3.7.1 Before the collateral is transferred to the Supervisor and the issuance of the “List of the Collaterals”, Party B shall obtain basic property insurance and any additional insurance from certain insurance agencies. The term of the insurance shall not be shorter than that of this contract. The amount insured shall not be less than the sum of the Principal and interest under this contract.
3.7.2 Party B shall specify in the insurance policy that the Party A is the first beneficiary of the insurance. The insurance policy shall not contain any clause which may limit Party A’s rights. The insurance certificate shall be kept by Party A. Once the insurance policy is triggered, the insured party shall transfer the insurance compensation to an account designated by Party A; if before the insurance policy is triggered and Party B has performed its obligations under this contract, Party A shall return the insurance certificate back to Party B.
3.7.3 When the contract is still effective, Party B shall not discontinue or revoke the insurance for any reason. If insurance is stopped or revoked, Party A has the right to insure the goods for Party B. Party B shall cover all the related expenses.
3.7.4 As to the insurance compensation, Party B agrees the Party A has the right to choose the following way to dispose it and agrees to provide necessary help:
A. Repay or repay in advance the Principal and interest of the loan under this contract and the related expenses;
B. Transformed to a CD, the CD is used as pledge;
C. With Party A’s agreement, to repair the collateral to restore its value;
D. Deposited with a third party designated by Party A;
E. Party B can dispose the insurance compensation freely after providing a new pledge meets the requirement of Party A.

Claude 4. Withdrawal

4.1 Party B must meet the following condition to withdraw the loan, otherwise, Party A does not have the obligation to provide the loan to Party B:
A. Complete the loan application as required by Party A;
B. Party B has completed pledge process as required by Party A;
C. Party A receives the List of the Collateral from the supervisor;
D. Party B submitted all the legal document related to this loan contract to Party A, including but not limited to the property right certificate of the collateral, receipts, insurance policy and other related materials;
E. There is no breach of this contract.
4.2 Party B shall submit a withdrawal application three days in advance of the withdrawal. Once the application is submitted, it can not be revoked without a written approval of Party A.

4.3 After Party B meets all the condition set by Party A, Party A shall wire the loan amount into a bank account owned or designated by Party B in Party A’s banking system.
Name of the account: Danyan Lihua Electron Co., Ltd.
Account No.: 1104025019200107461
Bank: Danyang ICBC

Clause 5 Repayment

5.1 Party B shall pay full amount of the interest according to this contract, and it will pay the Principal all at once.

5.2 One business day before the interest or Principal is due, Party B shall wire enough fund into its bank account opened in Party A’s bank system to cover the due Principal, interest and other related expense, and shall authorized Party A to withdraw the fund on the due date.

5.3 If the fund in Party B’s bank account is not sufficient to cover all the Principal, interest and related expenses, Party A has the right to decide the order of payment.

5.4 If Party B wants to pay off all or part of the loan in advance, it shall notify Party A in writing 10 business days before the repayment.

5.6 When repay the loan in advance, Party B shall pay all the Principal, interest and other related expenses under this contract up to the repayment date. The repaid amount shall not be re-withdrawal.

5.7 Any repayment or the advance repayment of the loan shall be in the same currency as the loan.

Clause 6 the Realization of the pledge right

6.1 If Party B does not repay the loan when it is due or when Party A announce the loan is due before the original due date according to the terms of this contract, Party A has the right to dispose the collateral and get compensated from the fund derived.

6.2 When Party A disposes the collateral, Party B shall fully corporate and not to set any obstacles.

6.3 If Party B does not repay the loan Principal, interest or other related expenses at the due date, Party A has the right to dispose the collateral.

6.4 Party A has the right to dispose the collateral if any situation under 3.4.3 happens.

6.5 Under the following situations, Party A can dispose the collateral in advance, and get compensated from the fund derived:
6.5.1 If under this contract, the liability has been partially or fully generated and the contract has not yet been fully performed, the contract is dissolved according to the contract law.
6.5.2 If Party A wants to retract the loan according to this contract and its lien has not been fully realized.
6.5.3 If the situations under 8.11 , 8.12 happen and Party B does not provide other collateral.

6.5.4 If Party A can exercise its pledge rights under the terms of this contract.

6.6 The pledge under this contract includes the interest generated by the collateral, and the insurance compensation generated because of the damage of the goods.

Clause 7 Statement and Warranty of Party B
Party B makes the following statements and warrants to Party A and they shall remain effective during the contract period.

7.1 Party B shall have legal right to borrow, shall have the qualification and ability to sign and perform the contract.

7.2 All the documents provided to Party A are true, accurate, complete and effective in all aspects. There is no false record, material overlook or misleading statement.

7.3 Party B has gained the authority and approval to sign this contract. Signing and performing of this contract shall not violate Party B’s charter or any related law and regulation. This contract does not contradict with any contract Party B already signed or still under negotiation.

7.4 Party B does not withhold any information regarding litigation, arbitration matters.

7.5 Party B makes the following statement and warranty regarding its pledge under this contract:
7.5.1 Party B is the sole, valid, and legal owner of the collateral under this contract. There is no dispute regarding to the ownership or administration right of the collateral.
7.5.2 Party B voluntarily provide the collateral under this contract, all the expression made under this contract is real.
7.5.3 All the collateral under this contract are pledgeable and does not have any limitation on them.
7.5.4 Party B shall provide a full and reasonable explanation to any deficiency of the pledged goods under this contract.
7.5.5 The pledged goods are not pledged, transferred before the signing of this contract.
7.5.6 If Party B does not perform its liability under this contract, with other pledge contract or not, Party A has the right to ask Party B to should its pledge responsibility within the scope of this pledge contract, and Party B has given up the right to raise objections.

Clause 8 Party B’s promise
Party B makes the following promises:

8.1 Party B shall use the loan according to the loan period and usage of the loan specified in this contract. The borrowed fund shall not be used in any ways in securities market, futures market, or other investment related to the stock. The fund shall not be used in any way which is prohibited by law and regulation.

8.2 Party B shall pay the principle, interest and other amount due as specified under this contract.

8.3 Party B shall provide financial accounting material such as the balance sheet, cash flow chart, and income statement as required by Party A. Party B shall actively corporate with Party A to enable Party A to better understand its production, management and financial situations.

8.4 Party B shall not engage in the following activities unless it has notified Party A 30 days in advance and obtained a written approval from Party A or has made a satisfactory arrangement for Party A’s creditor right: leasing, share structure change, alliance, merger, acquisition, joint venture, split, capital reduction, major asset transfer, transfer of debt or other activities which might affect Party A’s right as creditor.

8.5 Party B shall notify Party A of the following changes as soon as possible:
A. There is a change in Party B’s Charter, scope of business, registered capital, legal person, address, telephone number;
B. There is a halt of the business, dissolution, winding, revocation of license, application to bankruptcy;
C. Party B is involved or possibly involved in a significant economic dispute, litigation, arbitration, or its asset is seized, attached, or supervised.
D. Member of the board of directors or the management is involved in a economic crime or dispute;
E. There is a dispute as to the property ownership of the pledged goods.

8.6 Party B shall notify Party A of any major transactions as soon as possible.

8.7 Party B shall sign the notice to pay the loan sent by Party A in a timely manner.

8.8 During the effective period of the contract, Party B shall not harm Party A’s interest by providing pledge to a third party.

8.9 Party B shall not transfer or give away the pledged goods under this contract as long as the contract is still effective.

8.10 Party B shall be responsible for all the cost related to this contract. The costs include but are not limited to legal service, evaluation, examination, storage, supervision, trade or litigation.

8.11 If Party B’s action will reduce the value of the pledged goods, Party B shall stop its action. If Party B causes the reduction of the value of the pledged goods, it has the obligation to restore the value, or provide a new warranty with the equivalent value of the reduced value.

8.12 while the lien is continuing, if the value of the collateral is diminished or the collateral is damaged or lost due to third party’s actions, the compensation received shall be deposited into an account designated by Party A. If Party B can not provide new collateral satisfactory to Party A, Party B agrees that the compensation received shall become part of the collateral, together with the undamaged portion of the collateral. If Party B provides new collateral satisfactory to Party A, Party A shall return the compensation to Party B.

8.13 If Party A’s lien is jeopardized or potentially jeopardized by any third party, Party B is obligated to notify Party A immediately and assist Party A.

8.14 After the effectiveness of this contract, If Party A transfers the collateral to a third party, Party B shall continue to perform its obligation under the contract.

8.15 After the repayment in full by Party B under the contract, Party B is no longer obligated to provide the collateral. If Party B’s repayment is adjudicated to be invalid, Party B shall continue to perform its obligation under the contract.

8.16 Without the written consent from Party A, Party B shall not transfer in whole or in part its rights or obligations under the contract.

Clause 9 Party A’s Covenants
Party A covenants the following with Party B:

9.1 Party A is obligated to disburse the fund to Party B.

9.2 Party A shall keep confidential such materials and information provide by Party B as related to Party B’s credit, finance, manufacture and business operation, unless otherwise covered by this contract or exempt by laws and regulations.

9.3 Party A is obligated to keep the collateral in good repairs. For details, please refers to Commodity Financing Pledge Supervision Agreement executed by Party A, Party B and supervisor.

9.4 During the term of the contract, when Party A is transferring the lien, it shall notify Party B in a timely manner.

9.5 For the disposition of the collateral, the proceeds received shall be first applied to the payment and the balance shall be returned to Party B.

Clause 10 Events of Default

10.1 It shall be a Party B event of default if one of the following occurs:
A. Party B fails to pay any principal, interest or any other amount due; misuses the loan proceeds; fails to perform its obligations under this contract; or breaches any representation, warranty or covenants;
B. There is material adverse change affecting Party A’s lien and Party B fails to provide any additional collateral satisfactory to Party A;

C. Party B fails to pay any debt due (including accelerated debts), or fails to perform or breaches obligations under other contracts, such that such failure has or may adversely affect its performance under this contract.
D. There are major adverse changes in the business operation of Party B, such that such change has or may adversely affect its performance under this contract.
E. Assets of Party B have been attached, confiscated, or seized such that such action has or may adversely affect its performance under this contract.
F. Party B is involved or may getting involved in major economic disputes, litigation or arbitration, such that such proceeding has or may adversely affect its performance under this contract;
G. Party B is investigated or fined by the law enforcement agencies, tax authorities, or other government authorities, such that such penalty has or may adversely affect its performance under this contract;
H. The abnormal change in the major investor in Party B oir its key management personnel, or when such person is under criminal investigation such that such action has or may adversely affect its performance under this contract;
I. The cease of operation, dissolution, accounting, reorganization, revocation of license, involuntary filing of bankruptcy of Party B;
J. Any false representation and warranty in Clause 7 of this contract;
K. The invalidation of the contract is due to the fault of Party B;
L. Any other event or circumstances that may adversely affect Party A’s perfection of its lien under this contract.

10.2 If Party B breaches and Party A wants to cure, Party B shall take such measures that are satisfactory to Party A within the time period specified by Party A. Otherwise, Party A shall have the right to take any of the action by itself or in combination below:
A. Stop disbursing loan proceeds to Party B and cancel the balance of the loan in whole or in part;
B. Accelerate the loan in whole or in part and make it due and payable immediately;
C. Dispose directly the collateral and apply funds received for payment of the loan under this contract;
D. Demand Party B to pay Party A’s damages, including but not limited to, attorney’s cots, legal fees, and other expenses related to the realization of the lien;
E. Any other remedies available under the laws and the regulations or this contract.

10.3 When the loan is due (including acceleration of the loan) and Party B fails to pay the loan, Party A shall have the right to add a 40% penalty interest to the original loan interest rate from the due date. For any overdue interest, the interest shall be compounded at the penalty rate.

10.4 For any misuse of the loan proceeds of Party B, Party A shall have the right to add a 50% penalty interest to the original loan interest rate from the date of misuse. For any overdue interest during the period of misuse, the interest shall be compounded at the penalty rate.

10.5 If the event described in 10.3 and 10.4 occur simultaneously, the penalty rate shall be the higher one.

10.6 When the loan is due (including acceleration of the loan) and Party B fails to pay the loan principal, interest, or other fees, Party A has the right to offset corresponding amount from Party B’s bank accounts established with Party A or ICBC or its branches. If the currency of the offset amount is different from that under this contact, the offset amount shall be determined according to the foreign exchange purchase rate published by Party A on the date of the setoff. Any interest and fees accrued from the offset date to the repayment date (Party A according to the national foreign currency management policy, coverts the currency of the offset amount in to the currency of this contract), together with any difference caused by the fluctuation of the foreign exchange rate shall be borne by Party B.

Clause 11 Effectiveness, amendment, cancellation and termination
11.1 This contract shall be established as the date of execution by the signatures ( or seals) of the legal persons of Party A and Party B (authorized representative or authorized signatory) and the affixation of the official seals of the parties hereto. The contract shall be effective from the verification of the collateral by the supervisor and issuance of related certificates and shall terminate when Party B performs in full all of its obligations under this contract.

11.2 Any amendment of the contract shall be in writing and agreed to by both parties. Such amendments shall become part of the contract and have the same legal effect of this contract. Other provisions of the contract unaffected by any amendment shall continue to be valid. Before the effectiveness of any amendments, the existing provisions shall be continue to be valid.

11.3 After Party B performs in full all of its obligations under this contract, Party A shall notify the supervisor to free the collateral.

11.4 The amendment and cancellation of this contract shall not affect any remedies entitled by the parties. The dispute resolution provision shall survive the cancellation or termination of the contract.

Clause 12 Dispute resolution
12.1 The laws of the People’s Republic of China shall apply to the establishment, validity, interpretation, performance and dispute resolution of this contract. Both parties shall resolve any dispute arising from or related to this contract. If such negotiation is not successful, the dispute shall be resolved by litigation at the district court having jurisdiction over Party A.

Clause13 Other terms
13.1 If Party A does not exercise, exercise in part or delay in exercising any rights under this contract, it shall not constitute waiver or amendment of such right or any other right and it shall not affect its exercising of this right or other right in the future.

13.2 Any invalidity or inapplicability of a provision of this contract shall not affect the validity or applicability of any other provision of this contract, or the validity of this contract as a whole.
13.3 The terms in this contract: “related party”, “related party‘s relations”, ‘related party transactions’, “major investor”, “key management personnel” shall have the same meaning as those in the Corporate Accounting Guidelines- the Disclosure of the Related Party Relations and Transactions.

13.4 This contract has two counterparts, Party A and Party B shall each hold a copy with the same legal effects.

Clause 14 Miscellaneous
14.1___________________________
14.2___________________________

Clause 15 Annexes
15.1 The Annexes of this contract is an inalienable part of the contract, have the same legal effect as the contract.
15.2 the Annexes of the contract include:

Party A: ICBC Seal

Signature by Authorized Representative: ________ (illegible)
Date: April 28 ,2008

Party B: Danyang Lihua Electron Co., Ltd. Seal

Signature by Legal Person or Authorized Representative: Zhu, JianHua
Date: April 28, 2008